FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC. ANNOUNCES FIRST QUARTER 2008 RESULTS HIGHLIGHTED BY A 42 PERCENT INCREASE IN NET INCOME AND REVENUE GROWTH OF 11 PERCENT OVER PRIOR YEAR FIRST QUARTER

FORT WORTH, Texas, (May 15, 2008) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today reported net income of $7.1 million for the first quarter of 2008, a 42% increase over the $5.0 million reported for the first quarter of 2007. On a fully diluted basis, net income was $0.34 per share for the first quarter of 2008 as compared to $0.24 per share for the first quarter of 2007. Total revenues for the first quarter of 2008 were $71.2 million, representing an 11% increase from the $64.0 million reported for the first quarter of 2007.

Mark J. Morrison, President and Chief Executive Officer, said, “Our results for the quarter were strong despite the continued impact from the general economic slow-down on premium renewals from our smaller commercial construction accounts and ongoing rate competition on our larger accounts. However, premium production from our Personal Segment has seen a significant 40% increase from the fourth quarter of 2007 due to our continued focus on geographic expansion into markets with less competitive pricing. We believe that our underwriting discipline in this soft rate environment will enable us to deliver superior results to the average of our peers in our specialty and niche markets of the property/casualty segment.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Our quarterly net combined ratio of 89%, an annualized return on average equity of 16% and cash flow from operations of over $12 million generated for the quarter reflect our continued underwriting discipline and focus on bottom-line results. Our solid investment performance contributed to a 19% increase in book value per share since the end of the first quarter of 2007.”

	Three Months Ended March 31,
	2008	2007	% Change
	($ in thousands)
Gross premiums written	$64,237	$64,658	-1%
Net premiums written	61,905	60,771	2%
Net premiums earned	58,916	51,648	14%
Commission and fees	6,484	7,905	-18%
Investment income, net of expenses	3,625	2,990	21%
Gain on investments	859	53	NM
Total revenues	71,193	63,958	11%
Net income	7,052	4,970	42%
Common EPS - basic	$0.34	$0.24	42%
Common EPS - diluted	$0.34	$0.24	42%
Annualized return on average equity	15.5%	13.0%	19%
Book value per share	$8.93	$7.52	19%
Cash flow from operations	$12,388	$18,962	-35%

The increase in net income for the quarter was favorably impacted by increased retention of business produced by our Specialty Commercial Segment, increased production from our Personal Segment, increased investment income from a larger investment portfolio and favorable prior year loss reserve development of $1.6 million during the first quarter of 2008. We did not recognize any prior year development during the first quarter of 2007. Specialty Commercial Segment revenues increased $4.0 million, or 14%, during the quarter as compared to the first quarter of 2007. Revenues from the Personal Segment increased $1.9 million, or 14%, during the quarter due largely to geographic expansion into new states. An increased recognized gain on our investment portfolio was the primary reason for the increase in revenue for Corporate.

Hallmark's net loss ratio was 60.3% for the first quarter of 2008 as compared to 62.3% for the first quarter of 2007. Hallmark's net expense ratio was 29.0% for the first quarter of 2008 as compared to 28.2% for the first quarter of 2007. As a result, Hallmark maintained a strong net combined ratio of 89.3% for the first quarter of 2008 as compared to 90.5% for the first quarter of 2007.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Our business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services. Our business is geographically concentrated in the south central and northwest regions of the United States, except for our general aviation business which is written on a national basis. The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this Release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands)

	March 31 2008	December 31 2007
ASSETS	(unaudited)

Investments:
Debt securities, available-for-sale, at fair value	$167,108	$248,069
Equity securities, available-for-sale, at fair value	35,566	15,166
Short-term investments, available-for-sale, at fair value	95,060	2,625

Total investments	297,734	265,860

Cash and cash equivalents	61,303	145,884
Restricted cash and cash equivalents	4,682	16,043
Premiums receivable	47,740	46,026
Accounts receivable	5,344	5,219
Receivable for securities	-	27,395
Prepaid reinsurance premiums	2,197	274
Reinsurance recoverable	4,469	4,952
Deferred policy acquisition costs	20,416	19,757
Excess of cost over fair value of net assets acquired	30,025	30,025
Intangible assets	23,208	23,781
Deferred federal income taxes	1,075	275
Prepaid expenses	1,319	1,240
Other assets	19,541	19,583

Total assets	$519,053	$606,314

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes payable	$60,921	$60,814
Structured settlements	-	10,000
Reserves for unpaid losses and loss adjustment expenses	133,748	125,338
Unearned premiums	106,009	102,998
Unearned revenue	2,447	2,949
Accrued agent profit sharing	667	2,844
Accrued ceding commission payable	12,185	12,099
Pension liability	1,584	1,669
Current federal income tax payable	3,418	630
Payable for securities	-	91,401
Accounts payable and other accrued expenses	12,410	16,385

Total liabilities	333,389	427,127

Commitments and Contingencies

Stockholders' equity:
Common stock, $.18 par value (authorized 33,333,333 shares in 2008 and 2007;
issued 20,809,415 and 20,776,080 shares in 2008 and 2007)	3,746	3,740
Capital in excess of par value	119,120	118,459
Retained earnings	65,961	58,909
Accumulated other comprehensive loss	(3,086)	(1,844)
Treasury stock, at cost (7,828 shares in 2008 and 2007)	(77)	(77)

Total stockholders' equity	185,664	179,187

	$519,053	$606,314

Hallmark Financial Services, Inc. and Subsidiaries Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended March 31
	2008	2007
Gross premiums written	$64,237	$64,658
Ceded premiums written	(2,332)	(3,887)
Net premiums written	61,905	60,771
Change in unearned premiums	(2,989)	(9,123)
Net premiums earned	58,916	51,648

Investment income, net of expenses	3,625	2,990
Gain on investments	859	53
Finance charges	1,264	1,086
Commission and fees	6,484	7,905
Processing and service fees	42	272
Other income	3	4

Total revenues	71,193	63,958

Losses and loss adjustment expenses	35,504	32,185
Other operating expenses	23,465	22,701
Interest expense	1,185	786
Amortization of intangible asset	573	573

Total expenses	60,727	56,245

Income before tax	10,466	7,713

Income tax expense	3,414	2,743

Net income	$7,052	$4,970

Net income per share:
Basic	$0.34	$0.24
Diluted	$0.34	$0.24

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Three Months Ended March 31, 2008
	Standard Commercial Segment	Specialty Commercial Segment	Personal Segment	Corporate	Consolidated
Produced premium	$21,749	$32,020	$17,727	$-	$71,496

Gross premiums written	21,749	24,761	17,727	-	64,237
Ceded premiums written	(1,364)	(968)	-	-	(2,332)
Net premiums written	20,385	23,793	17,727	-	61,905
Change in unearned premiums	404	(155)	(3,238)	-	(2,989)
Net premiums earned	20,789	23,638	14,489	-	58,916

Total revenues	21,829	32,087	15,726	1,551	71,193

Losses and loss adjustment expenses	11,310	15,003	9,191	-	35,504

Pre-tax income (loss)	3,881	5,293	2,590	(1,298)	10,466

Net loss ratio (1)	54.4%	63.5%	63.4%		60.3%
Net expense ratio (1)	27.4%	30.7%	22.5%		29.0%
Net combined ratio (1)	81.8%	94.2%	85.9%		89.3%

	Three Months Ended March 31, 2007
	Standard Commercial Segment	Specialty Commercial Segment	Personal Segment	Corporate	Consolidated
Produced premium	$23,550	$39,357	$15,076	$-	$77,983

Gross premiums written	23,481	26,101	15,076	-	64,658
Ceded premiums written	(2,635)	(1,252)	-	-	(3,887)
Net premiums written	20,846	24,849	15,076	-	60,771
Change in unearned premiums	(924)	(5,756)	(2,443)	-	(9,123)
Net premiums earned	19,922	19,093	12,633	-	51,648

Total revenues	21,767	28,098	13,773	320	63,958

Losses and loss adjustment expenses	12,841	11,081	8,267	(4)	32,185

Pre-tax income (loss)	2,759	4,686	2,118	(1,850)	7,713

Net loss ratio (1)	64.5%	58.0%	65.4%		62.3%
Net expense ratio (1)	28.0%	31.5%	23.6%		28.2%
Net combined ratio (1)	92.5%	89.5%	89.0%		90.5%

[1]
Net loss ratio is calculated as total net losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. Net expense ratio is calculated as total underwriting expenses of our insurance company subsidiaries, including allocated overhead expenses and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.